Exhibit 99.1

Rent the Runway, Inc. Announces First Quarter 2023 Results

Record High Active Subscriber Count of 145,220 as of April 30, 2023,
Growing 15% Quarter Over Quarter
Rapid Progress on Improving the Customer Experience

Significant Momentum on Path to Free Cash Flow Profitability:

Q1 2023 Net Loss of $(30.1)M and Net Margin of (40.6)% vs. $(42.5)M and (63.3)% in Q1 2022
Strong Adjusted EBITDA of $4.5M and Adjusted EBITDA Margin of 6.1% in Q1 2023, Up From $(8.8)M and (13.1)% in Q1 2022

Revenue of $74.2M in Q1 2023, up 10.6% YoY

New York (June 7, 2023) - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the world’s first and largest shared designer closet platform, today reported financial results for the fiscal quarter ended April 30, 2023.

"I’m proud of the momentum we’re continuing to drive across the business, and of our Q1 2023 financial results, where we beat on the top and bottom line,” said Jennifer Hyman, CEO and Co-Founder of Rent the Runway. “Given our financial transformation over the past several years, we believe we are in a strong position to invest the majority of resources into our strategy of improving the customer experience. Rent the Runway has always been great at three things: agility, innovation and continuous improvement, and we’ve leveraged these guiding principles to make great progress on our strategy in Q1. We look forward to delivering for our customers in the quarters to come while working towards our subscriber growth and profitability goals.”

“We're pleased with the strong start to fiscal 2023. Quarter over quarter subscriber growth was strong and we exceeded both our revenue and Adjusted EBITDA guidance. Our commitment to being disciplined on cost control is reflected in our strong improvement in Adjusted EBITDA, while we invest in important customer experience improvements,” said CFO Sid Thacker. “Based on this solid foundation for progress, we’re reiterating our fiscal 2023 goals of 25%+ ending active subscriber growth and almost 50% reduction in cash consumption on our path to free cash flow breakeven.”

First Quarter 2023 Key Metrics and Financial Highlights
•Revenue was $74.2 million, a 10.6% increase year-over-year from $67.1 million in the first quarter of fiscal year 2022.
•145,220 ending Active Subscribers, representing an increase of 7.6% year-over-year from 134,998 at the end of the first quarter of fiscal year 2022.
•135,966 Average Active Subscribers representing an increase of 8.7% year-over-year from 125,119 at the end of the first quarter of fiscal year 2022.
•185,720 ending Total Subscribers, representing an increase of 4.8% year-over-year from 177,213 at the end of the first quarter of fiscal year 2022.

•Gross Profit was $31.4 million, representing an increase of 39.6% from $22.5 million in the first quarter of fiscal year 2022. Gross Margin was 42.3%, as compared to 33.5% in the first quarter of fiscal year 2022.
•Net Loss was $(30.1) million, as compared to $(42.5) million in the first quarter of fiscal year 2022. Net Loss as a percentage of revenue was (40.6)%, as compared to (63.3)% in the first quarter of fiscal year 2022.
•Adjusted EBITDA was $4.5 million, as compared to $(8.8) million in the first quarter of fiscal year 2022. Adjusted EBITDA margin was 6.1%, as compared to (13.1)% in the first quarter of fiscal year 2022.

Fiscal First Quarter and Recent Business Highlights

•Introduced text-based concierge service: In early May, launched RTR CONCIERGE, a luxury-style service that offers complimentary 1:1 communication via text with our customer service team to help subscribers early in their tenure. Concierge is focused on onboarding new subscribers to ensure they get the most out of their membership.
•Improved product discovery features: In early April, launched Rent the Look to enable customers to rent a complete outfit or a similar option based on our recommendations. This feature has led to a 34% increase in engagement with substitute items.
•Further elevated delivery and returns experience: Launched a new convenience feature in At-Home Pickup, leading to an increase in in-market adoption of the service by nearly four percentage points from the end of Q4 of 2022 to the end of Q1 of 2023, and launched Saturday delivery to more than half of our subscribers.
•Achieved faster site speed: Made improvements to load times across the site experience, driving a 48% improvement in average load times on a key entry point into our conversion funnel, which resulted in an 89% lift in conversion on that page.
•Made foundational investments in AI: Took a first and important step in leveraging AI models to improve the RTR search & discovery experience by developing an AI-driven search beta. Expected to launch in the coming weeks, the feature will allow customers to leverage RTR’s existing search tools and product catalog using common phrases or fashion terms, which is intended to make the process of discovering products more intuitive and natural.

Outlook

For the second quarter of fiscal year 2023, Rent the Runway expects:
•Revenue in the range of $77.0 million to $79.0 million
•Adjusted EBITDA Margin of 7% to 8%

For fiscal year 2023, Rent the Runway continues to expect:
•Ending Active Subscriber growth of more than 25%
•Revenue in the range of $320 million to $330 million
•Adjusted EBITDA Margin of 7% to 8%
•YoY reduction in cash consumption by almost 50%

Please see our first quarter 2023 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.

Earnings Presentation, Conference Call and Webcast

The first quarter 2023 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its first quarter 2023 financial results and provide a business update today, June 7, 2023, at 4:30 pm EDT.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13737124.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud, the world’s first and largest shared designer closet. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding our future results of operations, financial position, and revenue, future product launches, strategic initiatives, business objectives, anticipated macroeconomic environment, benefits of our customer-focused strategy and other strategic initiatives, including use of artificial intelligence and the expected timing of the launch of an AI-driven search beta, and expectations regarding customer loyalty and other subscriber trends. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our growth effectively; risks related to the macroeconomic environment; the highly competitive and rapidly changing nature of the global fashion industry; our ability to cost-effectively grow our customer base; any failure to retain customers; risk related to the COVID-19 pandemic and other future pandemics or public health crises; risks related to shipping, logistics and our supply chain; our ability to accurately forecast customer demand, manage our offerings effectively and plan for future expenses; our ability to improve website and mobile app performance and keep pace with technological changes; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; failure by us to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties for elements of the payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; and risks related to our Class A capital stock and ownership structure. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Annual Report on Form 10-K for the year ended January 31, 2023, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023.

Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers.

Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less fulfillment expense, revenue share and rental product depreciation. We depreciate owned apparel assets over three years and owned accessory assets over two years net of 20% and 30% salvage values, respectively, and recognize the depreciation and remaining cost of items when sold or retired on our statement of operations. Rental product depreciation expense is time-based and reflects all items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments (see below footnotes to reconciliation table), other income and expense, net, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of revenue.

The reconciliation of the non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense and non-recurring expenses which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Alison Rappaport
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30,	January 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$141.4	$154.5
Restricted cash, current	4.2	3.1
Prepaid expenses and other current assets	12.9	14.5
Total current assets	158.5	172.1
Restricted cash	5.8	6.0
Rental product, net	87.8	78.7
Fixed assets, net	41.8	44.7
Intangible assets, net	3.9	4.1
Operating lease right-of-use assets	26.0	26.7
Other assets	3.6	3.9
Total assets	$327.4	$336.2
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$18.8	$12.4
Accrued expenses and other current liabilities	21.8	24.4
Deferred revenue	13.6	12.0
Customer credit liabilities	6.5	6.8
Operating lease liabilities	4.5	4.4
Total current liabilities	65.2	60.0
Long-term debt, net	281.2	272.5
Operating lease liabilities	37.1	38.3
Other liabilities	0.5	0.7
Total liabilities	384.0	371.5

Stockholders’ equity (deficit)
Class A common stock	0.1	0.1
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	913.3	904.5
Accumulated deficit	(970.0)	(939.9)
Total stockholders’ equity (deficit)	(56.6)	(35.3)
Total liabilities and stockholders’ equity (deficit)	$327.4	$336.2

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue:
Subscription and Reserve rental revenue	$66.8	$61.4
Other revenue	7.4	5.7
Total revenue, net	74.2	67.1
Costs and expenses:
Fulfillment	21.9	22.9
Technology	13.1	13.6
Marketing	9.3	8.7
General and administrative	26.5	29.2
Rental product depreciation and revenue share	20.9	21.7
Other depreciation and amortization	3.8	4.2
Total costs and expenses	95.5	100.3
Operating loss	(21.3)	(33.2)
Interest income / (expense), net	(8.8)	(9.3)
Net loss before income tax benefit / (expense)	(30.1)	(42.5)
Income tax benefit / (expense)	—	—
Net loss	$(30.1)	$(42.5)
Net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(0.67)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	65,865,906	63,431,165

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Three Months Ended April 30,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(30.1)	$(42.5)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	9.6	12.3
Write-off of rental product sold	2.5	1.3
Other depreciation and amortization	3.8	4.2
(Gain) / loss from lease termination and write-off of fixed and intangible assets	0.1	1.9
Proceeds from rental product sold	(5.4)	(4.0)
(Gain) / loss from liquidation of rental product	(0.2)	—
Accrual of paid-in-kind interest	7.1	3.4
Amortization of debt discount	1.6	1.0
Share-based compensation expense	8.8	5.5
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1.6	0.9
Operating lease right-of-use assets	0.7	2.5
Other assets	0.3	0.3
Accounts payable, accrued expenses and other current liabilities	(3.7)	(1.8)
Deferred revenue and customer credit liabilities	1.3	3.0
Operating lease liabilities	(1.1)	(5.5)
Other liabilities	(0.2)	0.1
Net cash (used in) provided by operating activities	(3.3)	(17.4)
INVESTING ACTIVITIES
Purchases of rental product	(14.6)	(13.4)
Proceeds from liquidation of rental product	1.3	0.6
Proceeds from sale of rental product	5.4	4.0
Purchases of fixed and intangible assets	(0.9)	(2.0)
Net cash (used in) provided by investing activities	(8.8)	(10.8)
FINANCING ACTIVITIES
Other financing payments	(0.1)	(1.6)
Net cash (used in) provided by financing activities	(0.1)	(1.6)
Net (decrease) increase in cash and cash equivalents and restricted cash	(12.2)	(29.8)
Cash and cash equivalents and restricted cash at beginning of period	163.6	259.6
Cash and cash equivalents and restricted cash at end of period	$151.4	$229.8

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Three Months Ended April 30,
	2023	2022
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$141.4	$219.0
Restricted cash, current	4.2	5.0
Restricted cash, noncurrent	5.8	5.8
Total cash and cash equivalents and restricted cash	$151.4	$229.8

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments (reimbursements), net	$2.8	$3.7
Fixed assets and intangibles received in the prior period	0.1	0.8
Rental product received in the prior period	5.4	6.5
Non-cash financing and investing activities:
Financing leases right-of-use asset amortization	$0.2	$0.1
ROU assets obtained in exchange for lease liabilities	—	0.1
Purchases of fixed assets and intangibles not yet settled	—	1.5
Purchases of rental product not yet settled	13.0	12.7

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended April 30,
	2023	2022
	(in millions)
Net loss	$(30.1)	$(42.5)
Interest (income) / expense, net (1)	8.8	9.3
Rental product depreciation	12.1	13.6
Other depreciation and amortization (2)	3.8	4.2
Share-based compensation (3)	8.8	5.5
Write-off of liquidated assets (4)	1.0	0.6
Non-recurring adjustments (5)	—	0.3
Other (gains) / losses (6)	0.1	0.2
Adjusted EBITDA	$4.5	$(8.8)
Adjusted EBITDA Margin (7)	6.1%	(13.1)%

(1)Includes debt discount amortization of $1.6 million in the three months ended April 30, 2023 and $1.0 million in the three months ended April 30, 2022.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three months ended April 30, 2022 includes $0.3 million of costs related to public company SOX readiness.
(6)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 4 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(7)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.